SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      December 7, 2004

McRae Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-8578	56-0706710

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

402 North Main Street, Mt Gilead, NC	27306

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (910) 439-6147

Item 2.02 Results of Operations and Financial Condition.

As more fully described below in Item 4.02, on December 7, 2004, McRae Industries, Inc. (the “Company”) announced that the Company’s previously issued financial statements contained in the Company’s Form 10-K for the fiscal year ended July 31, 2004 should no longer be relied upon and that the Company would need to restate such financial statements because of errors in such financial statements.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 7, 2004, the Company announced that it is conducting a review of its previously reported financial statements for the fiscal year ended July 31, 2004 as a result of clerical errors in the calculation of inventory discovered by management at the company’s military boot unit. The announcement is contained in a press release from the Company which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As a result of the discovery of these errors, on December 7, 2004, the audit committee of the board of directors along with senior management of the Company concluded that the Company’s financial statements for the fiscal year ended July 31, 2004 should no longer be relied upon and that the Company would need to restate such financial statements.

As soon as practicable following the completion of the review, the company will amend its Annual Report on Form 10-K for the fiscal year ended July 31, 2004 previously filed with the Securities and Exchange Commission to reflect the expected restatement. The Company has notified and discussed this matter with its independent registered public accounting firm.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits

Exhibit No.	Document Description

99.1	Press Release issued on December 7, 2004

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCRAE INDUSTRIES, INC.

Date: December 7, 2004	By:	/s/ D. Gary McRae

D. Gary McRae
President and Chief Executive Officer

3

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

McRAE INDUSTRIES, INC.

Date of Event Reported:	Commission File No:
December 7, 2004	1-8578

Exhibit No.	Document Description

99.1	Press Release issued on December 7, 2004